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EXHIBIT 5.1

[The Sports Authority, Inc. Letterhead]

January 6, 2004

The Board of Directors
The Sports Authority, Inc.
1050 W. Hampden Avenue
Englewood, CO 80110

Gentlemen:

        At your request, I have examined the Registration Statement on Form S-8/S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission by The Sports Authority, Inc. (formerly known as Gart Sports Company), a Delaware corporation (the "Company"), in connection with the registration under the Securities Act (the "Act") of 2,500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, to be issued under the Company's 2003 Long Term Incentive Compensation Plan (the "Plan").

        In connection with this opinion, I have examined such documents, certificates, instruments and other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, I have examined such questions of law and fact as I have considered necessary or appropriate for purposes of this opinion.

        Based upon the foregoing, it is my opinion that all of the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

        The foregoing opinion is rendered as of the date hereof, and I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the prospectus forming part of the Registration Statement under the caption "Legal Matters." In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities Exchange Commission thereunder.

Very truly yours,
THE SPORTS AUTHORITY, INC.
By:	/s/ NESA E. HASSANEIN Nesa E. Hassanein Executive Vice President, General Counsel and Secretary

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  EXHIBIT 5.1